Exhibit 99.1

SOFTWARE PURCHASE AND DEVELOPMENT AGREEMENT

THIS SOFTWARE PURCHASE AND DEVELOPMENT AGREEMENT (the “Agreement”) is made and entered into as of this 31st day of January 2006 (the “Effective Date”), by and between HORIZON HOLDING CORPORATION, a Delaware corporation, having its principal place of business located at 5401 S. Kirkman Road, Suite 310 Florida 32819 (“Buyer”), and DELTA INSIGHTS, LLC a Florida Limited Liability Corporation doing business at 1800 2nd Street, Suite 747, Sarasota, Florida 34236 (“Seller”).

BACKGROUND

A. Seller was formed to develop and distribute computer software ranging from virus protection software, to a suite of system utilities for repairs to operating systems.

B. Seller has developed a software program known at Silent Sword™ (patent pending) that protects computers using Microsoft Windows© as an operating system from “spyware,” viruses, and other intrusions collectively known in the industry as “Malware” (more fully defined hereafter as the “Software”).

C. Buyer operates a retail website that sells golf clothing and equipment. Buyer’s business has been in decline over the last several quarters and it is therefore, seeking to expand its business offerings and opportunities to better maximize shareholder value.

D. Seller is willing to sell, transfer and assign all of its right, title and interest in and to the Software, as well as certain additional and related assets necessary for the further development and distribution of the Software (hereinafter defined as the “Related Assets”), in exchange for shares of Seller’s common stock in accordance with the terms and conditions hereof.

E. As an additional condition of the transaction, the Chief Executive Officer of Delta Insights LLC, Stewart York (the “CEO”) has agreed to work for Buyer in order to oversee the further development and distribution of the Software, in accordance with the terms and conditions of an employment agreement with Buyer executed simultaneously herewith (the “Employment Agreement”).

F. Buyer is willing to issues shares of its common stock in exchange for the sale, transfer and assignment of the Software and the Related Assets by Seller and CEO’s execution of the Employment Agreement, in exchange for and in accordance with the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

PURCHASE AND SALE OF THE SOFTWARE & RELATED ASSETS.

1.01 Agreement to Purchase and Sell the Software. The “Software” referred to herein is the computer programming code described in the documentation set forth in Exhibit A attached hereto and incorporated herein by this reference. Seller irrevocably grants, transfers, sells and assigns to Buyer, free and clear of any and all encumbrances, liens, restrictions or limitations, all rights, title, and interest in all versions of the Software throughout the universe in all languages and in all media of expression now known or later developed, including all copyrights (for the life thereof, including renewals, extensions, and revisions thereof), patents, trade secret rights, and other proprietary rights in the Software in all existing and future versions, enhancements, and derivative works developed from the Software by anyone, including, but not limited to, the following rights:

(a) the exclusive rights to market, license, and sublicense the Software and any future versions, enhancements, and derivative works developed from the Software by anyone;

(b) the exclusive rights to modify, enhance, develop derivative works from, copy and copyright the Software; and

(c) the exclusive rights to enforce all property rights in the software, whether arising from the copyright laws, from trade secret principles or in any other manner, through suit in law or in equity, against any and all entities, throughout the world.

1.02 Sale of Trade Name. Seller irrevocably grants, transfers, sells and assigns to Buyer all rights, title, and interest in the trade name “Silent-Sword” and all trademarks, service marks, and logos or other identification relating or referring to the Software. Any such marks are more specifically set forth and identified in Exhibit B, attached hereto and incorporated herein by this reference.

1.03 Execution of Copyright Documents. Seller agrees to promptly execute such other documents as Buyer may reasonably request from time to time, and to take all other such actions reasonably requested by Buyer, to vest in Buyer any and all of the rights granted by Seller hereunder, and such other documents as Buyer may deem desirable to record with any copyright, U.S. Federal government or other similar authorities throughout the world.

1.04 Agreement to Purchase and Sell the Related Assets. Seller irrevocably grants, transfers, sells and assigns to Buyer, free and clear of any and all encumbrances, liens, restrictions or limitations, all rights, title, and interest in and to those certain assets related to the Software and its development, marketing and distribution, set forth on Exhibit B. The Buyer shall not assume any liabilities of Seller.

1.05 Purchase Price. The Seller and the Buyer agree the value of the Software and Related Assets, based on capital invested to develop the Software and Related Assets, to be $300,000. The Buyer and Seller also agree that based on the current bid price of the Buyer’s common stock, the lack of any significant trading volume in the common stock, and the restricted nature of the common stock being issued hereunder, the value of the common stock is 0.015 per share. Therefore, in consideration of the transfer and delivery of the Software and Related Assets to the Buyer, the Buyer shall issue to Seller Twenty Million (20,000,000) shares of Buyer’s common stock (the “Shares”) as follows:

(a) On the Effective Date hereof, the Buyer shall issue and deliver to Seller stock certificates representing fifty percent (50%) of the Shares.

(b) The Buyer shall, no later than 45 days after the Closing of this Agreement, commence a private placement of its securities (the “Private Offering”). If the Buyer, which during the last twelve months has been unable to raise any significant capital privately, is successful in raising no less than $2,000,000 in net proceeds from such Private Offering (the “Target Amount”) by August 30, 2006, then the Seller shall deliver stock certificates representing the remaining fifty percent (50%) of the Shares (the “Contingent Shares”).

(c) Time is of the essence of this Agreement. If Buyer is not able to raise the Target Amount in total by August 30, 2006, then the number of Contingent Shares issueable by Seller shall be reduced, pro rata in the same proportion that the amount of money actually delivered as of such date bears to $2,000,000.

(d) The Shares shall not be registered and may be issued only upon an appropriate exemption from registration and in accordance with the other requirements of the Securities Act of 1933, as amended (the “Securities Act”), and such other and further state and federal securities laws as may be applicable. The Shares shall be restricted stock, and not subject to transfer or resale with an appropriate exemption from registration. All stock certificates representing the Shares shall bear a legend setting forth such restriction and the mean by which such Shares may be resold.

(e) The Company shall, at its expense, file a registration statement with the Securities and Exchange Commission to include all Shares issued as part of this transaction no later than 45 days after the earlier to occur of (i) the complete delivery of the Target Amount, or (ii) August 30, 2006.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES BY SELLER.

Seller represents and warrants to Buyer, with the intent that the representations and warranties be relied upon and with the representations and warranties to survive the closing of this transaction, as follows:

2.01 Title to Software. Seller holds good and marketable title to the Software and the Related Assets free and clear of restrictions on or conditions to transfer or assignment, and free and clear of liens, pledges, charges, encumbrances or adverse rights of third parties. Seller holds valid and enforceable intellectual property rights to the Software that may be asserted, and are sufficient, to prevent any third party other than Seller from reproducing, transmitting, distributing, selling, licensing, leasing or otherwise conveying or exploiting for commercial purposes, or preparing derivative works of, the Software. The Software does not contain any copyrighted material, including source code or portions of source code, created by any third party. The execution and delivery of this Agreement by Seller to Buyer in this transaction, upon delivery of the Purchase Price, will vest all of Seller’s right, title and interest in and to the Software in Buyer and Buyer will be vested with good and marketable right, title and interest in and to the Software, in each case free and clear of any liens, security interests, mortgages, charges, encumbrances and adverse rights of every kind, nature and description.

2.02 Development and Ownership of Software & Related Assets. All programming and development of the Software was done exclusively by the Seller. The officers and employees of Seller engaged in the development of the Software (whether or not currently employed) have carried out such work in the course of their employment and have either (i) entered into a written employment agreement which provides that their employer owns all rights, title and interests in and to Software, or (ii) expressly assigned in writing full title to their employer of the Software owned by the key officer or employee. No former officer or employee of Seller engaged in the development of the Software has ever indicated to Seller any intent to claim or any interest in claiming the Software.

2.03 Performance of Software. To the knowledge of Seller, the Software is delivered to the Buyer free of all defects in design, material or workmanship and the Software is delivered to the Buyer free from any algorithm, device, mechanism, or virus designed for the purpose of intentionally disabling or interfering with the use of the Software. The Software performs in accordance with the representations set forth in the Sellers marketing materials and web site, and without errors that would materially affect its performance therewith.

2.04 No Infringement. The Software and all component parts thereof do not violate or infringe upon any copyright, trademark, patent, trade name, service mark, trade secret, technical information, or right of any person, firm, or corporation, including but not limited to any employee or former employee.

2.05 No Rights to Third Parties. Seller has not: (i) sold, licensed, transferred, pledged, mortgaged, or assigned the Software to, or otherwise provided for the escrow of source code of the Software for the benefit of, any third party; (ii) granted any third party the right to sublicense the Software to any other third party; or (iii) granted any third party ownership rights in or to the Software or any enhancements of or revisions thereto. After the transfer of the Software to Buyer contemplated hereunder, other than Buyer there will be no person or entity that has the source code, or copies thereof, or the right to otherwise use or possess in any manner, the Software.

2.06 No Claims. There are no claims, disputes, actions, proceedings, suits or appeals pending against Seller with respect to the Software or the Related Assets, and, to Seller’s knowledge, none has been threatened against Seller. There are no facts or alleged facts that would reasonably serve as a basis for any claim that Seller does not have the unrestricted right to use, free of any rights or claims of others, the Software and Related Assets in the development, manufacture, use, sale or other disposition of any the Software.

2.07 No Encumbrances. There are no outstanding encumbrances, options, licenses or agreements of any kind relating to the Software, nor is Seller bound by or to a third party to grant any encumbrances, options, licenses or agreements of any kind with respect to the Software.

2.08 Renewal & Maintenance Fees. All renewal and maintenance fees in respect of all issued patents, and registered trademarks and copyrights that are a part of Software have been paid; all actions necessary to preserve and maintain them have been taken; nothing has been done or omitted to be done which would jeopardize their validity or enforceability; and, as to any pending applications for patents, and registered trademarks and copyrights that are a part of the Software, Seller is not aware of any reason why such applications should not proceed to grant or registration, nor are they subject to any non-routine proceeding or outstanding decree, opposition, cancellation, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof.

2.09 Prevention of Disclosure of Unpatented Inventions, etc.. Seller has used its best efforts to prevent the disclosure of unpatented inventions, improvements, trade secrets, proprietary information, know how, technology, technical data, customer lists, proprietary processes and formulae, proprietary databases and data collections that are a part of the Software and, as far as Seller is aware, no unauthorized disclosure of same has occurred that would jeopardize the Software’s value.

2.10 Investment Intentions. Seller is receiving the Shares for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

2.11 Registration Exemption. Seller understands that the Shares are being offered and sold by Buyer in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and “blue sky” laws, and that Buyer is relying upon the accuracy of, and Seller’s compliance with, Seller’s representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Seller to acquire the Shares.

2.12 Access to Information. Seller has been furnished with or provided access to all materials relating to the business, financial position and results of operations of Buyer, and all other materials requested by Seller to enable him to make an informed investment decision with respect to the Shares.

2.13 Opportunity to Ask Questions. Seller acknowledges that in making his decision to acquire the Shares it has been given an opportunity to ask questions of, and to receive answers from, Buyer’s executive officers, directors and management personnel concerning the terms and conditions of Seller’s acquisition of the Shares.

2.14 No Review by Government Regulators. Seller understands that the Shares have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission and that the foregoing authorities have not reviewed any documents or instruments in connection with the acquisition by Seller of the Shares and have not confirmed or determined the adequacy or accuracy of any such documents or instruments.

2.15 Accuracy of Representations & Warranties. None of the representations or warranties of Seller herein contains or will contain any untrue statement of a material fact, or omits or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading.

ARTICLE 3

INDEMNIFICATION.

3.01 Indemnification of Buyer. Seller agrees to defend, hold harmless and indemnify Buyer and its affiliates, and their respective employees, directors, officers, agents, representatives, successors and assigns (“Buyer Indemnified Parties”), on an after-tax basis, from and for all claims, demands, actions, damages, liabilities and losses (including court costs, reasonable attorneys’ fees and other expenses, whether or not suit is filed, and including such costs, fees and expenses in any trial court and on any appeal) (“Adverse Consequences”) that may accrue, arise, be made against or sustained by any Buyer Indemnified Parties as a result of any breach of any of Seller’s representations, covenants or warranties set forth herein.

3.02 Survival of Warranties. Buyer agrees that all warranties made by it in this Agreement shall survive for so long as the indemnification provisions of this Article are enforceable.

3.03 Term of Indemnification. The Indemnification set forth in this Article shall be effective for not less than ten (10) years from the Effective Date hereof.

ARTICLE 4

MISCELLANEOUS.

4.01 Recitals. The recitals set forth in the Background section of this Agreement are true and correct and form a part of this Agreement. They are specifically incorporated here by this reference.

4.02 Maintenance of Trade Secrets. Seller agrees not to disclose or make available to any person, without the prior written consent of Buyer, or in accordance with the provisions of a subsequently executed non-disclosure agreement, the programs, specifications, techniques, and documentation for any version of the Software.

4.03 Entire Agreement. This Agreement (including the exhibits and schedules attached hereto) and other documents delivered at the Closing pursuant hereto contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. The exhibits and schedules constitute a part hereof as though set forth in full above. This Agreement is not intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.

4.04 Exclusive Jurisdiction; Venue. EACH PARTY HERETO AGREES TO SUBMIT TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN ORANGE COUNTY, FLORIDA, FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.

4.05 Waiver of Jury Trail. AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

4.06 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 6.02 prior to 5:30 p.m. on a Business Day, (ii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to Buyer:
Horizon Holding Corporation
5401 S. Kirkman Road, Suite 310
Orlando, Florida 32819
Attention: Steven Weldon, CFO

If to Seller:
Delta Insights, LLC
1800 Second Street, Suite 747
Sarasota, Florida 34236
Attention: Stewart York

4.07 Assignment. This Agreement may not be assigned by either party to any other person or corporation without the express written consent of the other party to this Agreement.

4.08 Governing Law. The validity, interpretation and enforcement of this Agreement shall be governed by, and construed and enforced in accordance with the local laws of the State of Florida without giving effect to its conflicts of laws provisions, and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

4.09 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

4.10 Construction. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement and that this Agreement has been fully reviewed and negotiated by the parties and their respective counsel. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

4.11 Arm’s Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

4.12 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other except as may be specifically limited herein.

4.13 Expenses. Each party shall pay all costs and expenses incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated herein and hereby.

4.14 Paragraph Headings. The paragraph headings given throughout this Agreement have been inserted only as a matter of convenience and for ease of reference, and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.

4.15 Severability. If any provisions of this Agreement or its application to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of its provisions to other persons or circumstances shall not be affected and shall be enforced to the extent permitted by law.

4.16 Attorneys’ Fees; Costs. In any action to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys’ fees, court costs and other expenses incurred in connection therewith, including such fees and costs in the trial court and on any appeal.

4.17 Further Assurances. The parties agree that at any time and from time to time after the Closing Date, they will execute and deliver to any other party such further instruments or documents as may be reasonably required to give effect to the transactions contemplated hereunder.

4.18 Arbitration. All claims, disputes and other matters in question between the parties to this Agreement arising out of or relating to this Agreement or the breach thereof, shall be decided by mandatory and binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) currently in effect unless the parties mutually agree otherwise. The following procedures shall apply:

(a) Demand for arbitration shall be filed in writing with the other part to this Agreement and with the AAA. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

(b) No arbitration arising out of or relating to this Agreement shall include, by consolidation, joiner or any other manner, an additional person or entity not a party to this Agreement, except by written consent containing a specific reference to this Agreement signed by the parties hereto and any other person or entity sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented by the parties to this Agreement shall be specifically enforceable in accordance with applicable law and any court having jurisdiction thereof.

(c) The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

(d) All filing fees and AAA costs associated with the arbitration itself shall be paid for by the party who files the notice of arbitration; provided, however, that all such expenses shall be recovered by the filing party in the event said party prevails. Any issues regarding who is the prevailing party shall be determined by the arbitration panel. The prevailing party also shall recover from the non-prevailing party all attorneys’ fees and costs, including fees and costs for legal assistants and expert witnesses, and including all fees and costs incurred relative to any challenge or appeal of the arbitration award, or confirmation by a court of law.

IN WITNESS WHEREOF, the Buyer, and the Seller, have, signed and delivered this agreement and agree to be bound by the terms hereof as of this 31st day of January 2006.

Delta Insights, LLC,
a Florida limited liability company

By:	/s/ Stewart York
Stewart York, President
A Duly Authorized Signatory

Horizon Holding Corporation, a Delaware corporation

By:	/s/ Steven Weldon
Steven Weldon, Chief Financial Officer
A Duly Authorized Signatory

EXHIBIT A

SOFTWARE

Trademark Status Report

Friday, January 27, 2006

Delta Insights, L.L.C.

Sorted by Country, then by Mark

Country: United States of America

Mark: DELTA INSIGHTS

Class(es): 09 Int.

Appl No: 78/462649 Status: Allowed

Filing Date: 8/5/2004

Reg No:

Reg Date:

Docket No.: 250087-201

Goods/ Computer software for protecting and securing computers, computer networks and applications, for detecting, disabling and/or removing computer viruses, worms, spyware, computer threats, and/or malware, and for filtering electronic communications.

Services:

RenewalDate:

Country: United States of America

Mark: SILENT SWORD

Class(es): 09 Int.

Appl No: 78/524706 Status: Published

Filing Date: 11/30/2004

Reg No:

Reg Date:

Docket No.: 250087-204

Goods/ Computer software for protecting and securing computers, computer networks and applications; computer software for detecting, disabling and/or removing computer viruses, worms, spyware, computer threats, and/or malware; and computer software for filtering electronic communications.

Services:

RenewalDate:

Country: United States of America

Mark: Silent Sword Logo

Class(es): 09 Int.

Appl No: 78/543486 Status: Pending

Filing Date: 1/6/2005

Reg No:

Reg Date:

Docket No.: 250087-205

Goods/ Computer software for protecting and securing computers, computer networks and applications; computer software for detecting, disabling and/or removing computer viruses, worms, spyware, computer threats, and/or malware; and computer software for filtering electronic communications.

Services:

RenewalDate:

Prepared by Seed Intellectual Property Law Group PLLC N/A = Not Applicable U = Unknown

Patents Pending or Applied for Patents

Friday, January 27, 2006	Patent Status Report by Client	Page 1

Client: 250087 Delta Insights L.L.C.

Case Number/Sub Case	Case Type	Status Client Reference #	App Number Pat Number	App Date Iss Date	Next Action(s)	Due Dates

250087-401	PRI	Pending	11/012856	14-DEC-2004

Country: United States of America Title: PROTECTING COMPUTING SYSTEMS FROM UNAUTHIRZAED PROGRAMS

250087-401pc/	ORD	Pending	US2005/045352	14-DEC-2005	Chapter I/II Due (Nat’l Filing)	14-JUN-2007

Country: Patent Cooperation Treaty

Title: PROTECTING COMPUTING SYSTEMS FROM UNAUTHIRZAED PROGRAMS

EXHIBIT B

RELATED ASSETS

The following is a list and description of the Related Assets to be delivered to the Seller no later than the date set forth across from the asset:

	Related Assets	Delivery Date
1.	U.S. Patent. Application Number 11/012856	February 1, 2006
2.	International Patent. Application Number US2005/045352	February 1, 2006
3.	Trademarks listed in Exhibit A	February 1, 2006
4.	Software Program and code known as “Silent Sword”	February 1, 2006
5.	Cash in the bank at Fifth Third Bank in Sarasota ( )	February 1, 2006
6.	Computer Server at Emergency Computer Services – Venice, FL	February 1, 2006
7.	All corporate books, files and records	February 1, 2006
8.	Inventory of CD’s and packaging for Silent Sword	February 1, 2006
9.	All URLs related to Silent Sword	February 1, 2006
10.	All URLs related to Delta Insights	February 1,2006